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                               UNITED STATES

                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549


                                 FORM 8-K
                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) March 28, 1996




                        PUBLIX SUPER MARKETS, INC.
           ----------------------------------------------------
          (Exact Name of Registrant as Specified in Its Charter)




                                  Florida
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              (State or Other Jurisdiction of Incorporation)



          0-981                                        59-0324412
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   (Commission File Number)                  (IRS Employer Identification No.)



                       1936 George Jenkins Boulevard
                         Lakeland, Florida  33801
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           (Address of Principal Executive Offices and Zip Code)

                              (941) 688-1188
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           (Registrant's Telephone Number, Including Area Code)









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Item 5.   Other Events.

      In Item 3 of the Company's Form 10-K for the fiscal year ended December 30, 1995, reference was made to purported class action litigation against the Company involving alleged violations of Title VII of the Federal Civil Rights Act and Florida law with respect to certain of the Company's retail employees.

      On March 28, 1996, another purported class action suit was filed against the Company in the Federal District Court for the Middle District of Florida, Tampa Division, Case No. 96-608-Civ-T, by Kathy Watkins, individually and on behalf of other persons similarly situated (the "Watkins case"). In her Complaint, the plaintiff alleges that the Company has developed, engaged in, promoted and allowed throughout its manufacturing and supply facilities a system-wide pattern and practice of employment discrimination that results in lower positions, salaries and wages for women, as well as the denial or delay of their advancement opportunities and promotions, all in violation of Federal and Florida Civil Rights Acts. The plaintiff seeks, among other relief, a certification of the suit as a proper class action with respect to all past and present female employees of the Company at its manufacturing and support facilities who have been adversely affected by gender discrimination, a declaratory judgment that the Company's practices are unlawful, back pay and other compensatory damages, punitive damages, and injunctive relief against future improper conduct.

     As has been the case with respect to the previously reported
Shores litigation, the Company denies the allegations contained in the Watkins complaint and intends to vigorously defend the suit.



                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                           PUBLIX SUPER MARKETS, INC.



Dated: April 2, 1996   By: /s/ William H. Vass
                           -----------------------------------------
                           William H. Vass, Executive Vice President
























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